Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2020 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, February 18, 2021-- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its fourth quarter ended December 31, 2020.

Net income available to common stockholders was $17.5 million, or $0.45 per diluted share, for the 2020 fourth quarter, compared with $12.4 million, or $0.31 per diluted share, for the same period in 2019. Funds from Operations (“FFO”) was $30.4 million, or $0.78 per share, for the 2020 fourth quarter, compared with $32.4 million, or $0.81 per share, for the comparable 2019 period. Excluding the prior year’s $2.1 million gain from property insurance proceeds related to a previously sold property, FFO was $30.3 million for the quarter ended December 31, 2019. Funds available for distribution (“FAD”) was $30.7 million for the 2020 fourth quarter, compared with $29.5 million for the 2019 fourth quarter.

Fourth quarter 2020 results were impacted by the following:

•	Collected 98% of contractual rent and mortgage interest, which includes the application of Senior Lifestyle’s letter of credit and deposit discussed below;

•	Lower interest and property tax expense;

•	A $3.0 million impairment loss related to a memory care community located in Colorado leased to Senior Lifestyle;

•	Decreased rental income from abated and deferred rent, net of repayment, and decreased rent from properties sold in 2020, partially offset by higher rental income from acquisitions, completed development projects and lease escalations; and

•	Senior Lifestyle Update

o	Rent: paid LTC $3.9 million (83%) of its $4.7 million contractual rent due during the 2020 fourth quarter;

o	Letter of Credit: LTC applied Senior Lifestyle’s letter of credit and deposits totaling $3.7 million to accrued 2020 second quarter rent receivable of $2.5 million and notes receivable of $125,000, and the remaining $1.1 million to third and fourth quarter rent. As of December 31, 2020, Senior Lifestyle’s unaccrued delinquent rent balance was $1.0 million.

During the fourth quarter of 2020, LTC completed the following:

•	Funded $5.0 million of a $13.0 million preferred equity commitment to develop a 267-unit independent and assisted living community in Washington. This commitment was finalized in the third quarter 2020; and

•	Funded $6.4 million in development and capital improvement projects at a weighted average rate of 8.0%.

Subsequent to December 31, 2020, LTC completed the following:

•	Transitioned 11 assisted living communities previously leased to Senior Lifestyle to two operators. These communities are located in Wisconsin, Ohio, and Illinois. Total cash rent expected under these master lease agreements is $5.2 million for the first lease year, $7.1 million for the second lease year, and $7.3 million for the third lease year, escalating by 2% annually thereafter;

•	As previously announced, reduced 2021 rent escalations by 50% to support eligible operators during the continuing COVID-19 crisis. The rent escalation reduction was given in the form of a rent credit and is expected to have an approximate $530,000 impact on LTC’s 2021 GAAP revenue, and an approximate $1.3 million impact on 2021 funds available for distribution;

•	To date in 2021, rent deferrals were $689,000, net of $14,000 of deferred rent repayments. Excluding the rent credit related to the rent escalation reduction discussed above, abated rent to date in 2021 is $360,000. Senior Lifestyle did not pay any of their monthly contractual rent of $1.6 million in January or February 2021. LTC received $545,000 under the new master leases related to the transitioned assisted living communities discussed above;

•	Received $936,000 related to the payoff of a note receivable;

•	Paid $7.0 million in regular scheduled principal payments under its 4.5% senior unsecured notes; and

•	Borrowed $9.0 million under its unsecured revolving line of credit at 1.3%.

Conference Call Information

LTC will conduct a conference call on Friday, February 19, 2021, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2020. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-877-510-2862
International Toll-Free Number	1-412-902-4134
Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through March 5, 2021 via the following:

USA Toll-Free Number	1-877-344-7529
International Toll-Free Number	1-412-317-0088
Canada Toll-Free Number	1-855-669-9658
Conference Number	10151170

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds 181 properties in 27 states with 29 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)		(audited)
Revenues:
Rental income	$37,774	$38,189	$126,094	$152,755
Interest income from mortgage loans	7,909	7,683	31,396	29,991
Interest and other income	590	591	1,847	2,558
Total revenues	46,273	46,463	159,337	185,304

Expenses:
Interest expense	7,088	7,578	29,705	30,582
Depreciation and amortization	9,839	9,817	39,071	39,216
Impairment loss from real estate investments	3,036	—	3,977	—
(Recovery) provision for doubtful accounts	(2)	13	(3)	166
Transaction costs	102	90	299	365
Property tax expense	3,380	4,189	15,065	16,755
General and administrative expenses	5,216	4,541	19,710	18,453
Total expenses	28,659	26,228	107,824	105,537

Other operating income:
Gain (loss) on sale of real estate, net	44	(4,630)	44,117	2,106
Operating income	17,658	15,605	95,630	81,873
Gain from property insurance proceeds	—	2,111	373	2,111
Loss on unconsolidated joint ventures	(138)	—	(758)	—
Impairment loss from investments in unconsolidated joint ventures	—	(5,500)	—	(5,500)
Income from unconsolidated joint ventures	145	415	432	2,388
Net income	17,665	12,631	95,677	80,872
Income allocated to non-controlling interests	(92)	(89)	(384)	(346)
Net income attributable to LTC Properties, Inc.	17,573	12,542	95,293	80,526
Income allocated to participating securities	(103)	(93)	(422)	(391)
Net income available to common stockholders	$17,470	$12,449	$94,871	$80,135

Earnings per common share:
Basic	$0.45	$0.31	$2.42	$2.03
Diluted	$0.45	$0.31	$2.42	$2.02

Weighted average shares used to calculate earnings per common share:
Basic	39,062	39,588	39,179	39,571
Diluted	39,147	39,775	39,264	39,759

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019		2020		2019
GAAP net income available to common stockholders	$17,470	$12,449		$94,871		$80,135
Add: Impairment loss from investments	3,036	5,500		3,977		5,500
Add: Depreciation and amortization	9,839	9,817		39,071		39,216
Add: Loss on unconsolidated joint ventures	138	—		758		—
(Less)/Add: (Gain) loss on sale of real estate, net	(44)	4,630		(44,117)		(2,106)
NAREIT FFO attributable to common stockholders	30,439	32,396		94,560		122,745

Add: Non-recurring items	—	(2,111	)(1)	22,841	(1)(2)	(1,535	)(3)(4)
FFO attributable to common stockholders, excluding non-recurring items	$30,439	$30,285		$117,401		$121,210

NAREIT FFO attributable to common stockholders	$30,439	$32,396		$94,560		$122,745
Non-cash income:
Less: straight-line rental income	(77)	(889)		(1,778)		(4,487)
Add: amortization of lease costs	109	104		611		385
Add: Other non-cash expense	—	—		23,029	(2)	1,926	(3)
Less: Effective interest income from mortgage loans	(1,506)	(1,481)		(6,154)		(5,842)
Less: Deferred income from unconsolidated joint ventures	—	—		—		(18)
Net non-cash income	(1,474)	(2,266)		15,708		(8,036)

Non-cash expense:
Add: Non-cash compensation charges	1,781	1,627		7,012		6,565
Less: Capitalized interest	—	(167)		(354)		(608)
Net non-cash expense	1,781	1,460		6,658		5,957

Funds available for distribution (FAD)	30,746	31,590		$116,926		$120,666

Less: Non-recurring income	—	(2,111	)(1)	(373	)(1)	(3,461	) (4)
Funds available for distribution (FAD), excluding non-recurring items	$30,746	$29,479		$116,553		$117,205

(1) Represents the gain from insurance proceeds related to previously sold properties.
(2) Represents the write-off of straight-line rent related to Senior Lifestyle, Genesis Healthcare, Inc. and another operator.
(3) Represents the write-off of straight-line rent due to a lease termination and transition of two senior housing communities to a new operator.
(4) Represents deferred rent repayment from an operator and (1) above

NAREIT Basic FFO attributable to common stockholders per share	$0.78	$0.82		$2.41		$3.10
NAREIT Diluted FFO attributable to common stockholders per share	$0.78	$0.81		$2.41		$3.08

NAREIT Diluted FFO attributable to common stockholders	$30,542	$32,489		$94,560		$123,136
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,327	39,939		39,269		39,921

Diluted FFO attributable to common stockholders, excluding non-recurring items	$30,542	$30,378		$117,823		$121,601
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,327	39,939		39,438		39,921

Diluted FAD	$30,849	$31,683		$117,348		$121,057

Weighted average shares used to calculate diluted FAD per share	39,327	39,939		39,438		39,921

Diluted FAD, excluding non-recurring items	$30,849	$29,572		$116,975		$117,596
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,327	39,939		39,438		39,921

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(audited, amounts in thousands, except per share)

	December 31, 2020	December 31, 2019
ASSETS
Investments:
Land	$127,774	$126,703
Buildings and improvements	1,324,227	1,295,899
Accumulated depreciation and amortization	(349,643)	(312,642)
Operating real estate property, net	1,102,358	1,109,960
Properties held-for-sale, net of accumulated depreciation: 2020—$0; 2019—$35,113	—	26,856
Real property investments, net	1,102,358	1,136,816
Mortgage loans receivable, net of loan loss reserve: 2020—$2,592; 2019—$2,560	257,251	254,099
Real estate investments, net	1,359,609	1,390,915
Notes receivable, net of loan loss reserve: 2020—$146; 2019—$181	14,465	17,927
Investments in unconsolidated joint ventures	11,340	19,003
Investments, net	1,385,414	1,427,845

Other assets:
Cash and cash equivalents	7,772	4,244
Debt issue costs related to bank borrowings	1,324	2,164
Interest receivable	32,746	26,586
Straight-line rent receivable	24,452	45,703
Lease incentives	2,462	2,552
Prepaid expenses and other assets	5,316	5,115
Total assets	$1,459,486	$1,514,209

LIABILITIES
Bank borrowings	$89,900	$93,900
Senior unsecured notes, net of debt issue costs: 2020—$658; 2019—$812	559,482	599,488
Accrued interest	4,216	4,983
Accrued expenses and other liabilities	30,082	30,412
Total liabilities	683,680	728,783

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2020—39,242; 2019—39,752	392	398
Capital in excess of par value	852,780	867,346
Cumulative net income	1,388,775	1,293,482
Cumulative distributions	(1,474,545)	(1,384,283)
Total LTC Properties, Inc. stockholders’ equity	767,402	776,943
Non-controlling interests	8,404	8,483
Total equity	775,806	785,426
Total liabilities and equity	$1,459,486	$1,514,209